Exhibit (h)(viii)(B)

SCHEDULE A

TO THE MANAGEMENT SERVICES AGREEMENT

BETWEEN DIREXION SHARES ETF TRUST

AND RAFFERTY ASSET MANAGEMENT, LLC

Effective July 1, 2017, Rafferty Asset Management, LLC (“RAM”) shall be paid 0.023% on the first $10 billion of the aggregate net assets of the Funds that are series of the Direxion Shares ETF Trust and the funds that are series of the Direxion Funds and then 0.022% on the aggregate net assets above $10 billion until October 31, 2017 and after November 1, 2017, RAM shall be paid 0.026% on the first $10 billion of the aggregate net assets of the Funds that are series of the Direxion Shares ETF Trust and the funds that are a series of the Direxion Funds and then 0.024% on the aggregate net assets above $10 billion to provide the services listed on Schedule B to the Direxion Shares ETF Trust.

ACTIVELY MANAGED FUNDS

Direxion Auspice Broad Commodity Strategy ETF

Direxion Bitcoin Shares

NON-LEVERAGED FUNDS

Direxion NASDAQ-100® Equal Weighted Index Shares

Direxion All Cap Insider Sentiment Shares

Direxion Zacks MLP High Income Index Shares

Direxion iBillionaire Index ETF

Direxion Tactical Low Vol ETF

Direxion State Street GX Dynamic Allocation ETF

Direxion Daily Long Value/Short Growth ETF

Direxion Daily Long Growth/Short Value ETF

Direxion Daily Long Large Cap/Short Small Cap ETF

Direxion Daily Long Small Cap/Short Large Cap ETF

Direxion Daily Long Cyclicals/Short Defensive ETF

Direxion Daily Long Defensive/Short Cyclicals ETF

Direxion Daily Long Emerging/Short Developed ETF

Direxion Daily Long Developed/Short Emerging ETF

Direxion Factor Dog ETF

1X BEAR FUNDS

Direxion Daily 7-10 Year Treasury Bear 1X Shares

Direxion Daily 20+ Year Treasury Bear 1X Shares

Direxion Daily S&P 500® Bear 1X Shares

Direxion Daily Municipal Bond Taxable Bear 1X Shares

Direxion Daily Small Cap Bear 1X Shares

Direxion Daily Total Bond Market Bear 1X Shares

Direxion Daily CSI 300 China A Share Bear 1 Shares

Direxion Daily CSI China Internet Index Bear 1X Shares

Direxion Daily MSCI China A Bear 1X Shares

Direxion Daily Emerging Markets Bond Bear 1X Shares

Direxion Daily MSCI Real Estate Bear 1X Shares

LEVERAGED FUNDS

1.5X Funds

Direxion S&P 500® Low Volatility Target Beta ETF

Direxion Enhanced Dividend Target Beta ETF

Direxion U.S. Treasury Bull 1.5X Shares

Direxion Total Bond Market Bull 1.5X Shares

Direxion Investment Grade Corporate Bond Bull 1.5X Shares

Direxion High Yield Bull 1.5X Shares

Direxion S&P 500® Bull 1.5X Shares

Direxion Russell 1000 Value Bull 1.5X Shares

Direxion Russell 1000 Growth Bull 1.5X Shares

Direxion MSCI USA Minimum Volatility Bull 1.5X Shares

Direxion Preferred Stock Bull 1.5X Shares

Direxion 1.5X High Beta/Low Volatility Index ETF

Direxion Developed Markets Bull 1.5X Shares

Direxion Tactical Country Rotation Bull 1.5X Shares

Direxion Emerging Markets Bull 1.5X Shares

Direxion Momentum Bull 1.5X Shares

Direxion Quality Bull 1.5X Shares

Direxion 1.5X State Street GX Dynamic Allocation ETF

Direxion Factor Dog Bull 1.5X Shares

Direxion Small Cap Bull 1.5X Shares

Direxion Mid Cap Bull 1.5X Shares

Direxion MSCI Real Estate Bull 1.5X Shares

2X Funds

Direxion Daily S&P 500® Bull 2X Shares
Direxion Daily CSI 300 China A Share Bull 2X Shares
Direxion Daily Small Cap Bull 2X Shares
Direxion Daily S&P 500® Low Volatility Bull 2X Shares	Direxion Daily S&P 500® Low Volatility Bear 2X Shares
Direxion Daily Emerging Markets Bond Bull 2X Shares	Direxion Daily Emerging Markets Bond Bear 2X Shares
Direxion Daily CSI China Internet Index Bull 2X Shares
Direxion Daily MSCI China A Bull 2X Shares
Direxion Daily MSCI European Financials Bull 2X Shares	Direxion Daily MSCI European Financials Bear 2X Shares
Direxion Daily High Yield Bear 2X Shares
Direxion Daily Silver Miners Index Bull 2X Shares
Direxion Daily TIPS Bull 2X Shares
Direxion Daily Long Value/Short Growth 2X ETF
Direxion Daily Long Growth/Short Value 2X ETF

Direxion Daily Long Large Cap/Short Small Cap 2X ETF
Direxion Daily Long Small Cap/Short Large Cap 2X ETF
Direxion Daily Long Cyclicals/Short Defensive 2X ETF
Direxion Daily Long Defensive/Short Cyclicals 2X ETF
Direxion Daily Long Emerging/Short Developed 2X ETF
Direxion Daily Long Developed/Short Emerging 2X ETF
Direxion Daily S&P 500® Equal Weight Bull 2X Shares
Direxion Daily MSCI USA Minimum Volatility Bull 2X Shares
Direxion Daily Dow Jones Internet Bull 2X Shares
Direxion Daily Factor Dog Bull 2X Shares
Direxion Daily Lithium Bull 2X Shares
Direxion Daily Robotics & Artificial Intelligence Bull 2X Shares
Direxion Daily Preferred Stock Bull 2X Shares

3X Funds

Direxion Daily 7-10 Year Treasury Bull 3X Shares	Direxion Daily 7-10 Year Treasury Bear 3X Shares
Direxion Daily 20+ Year Treasury Bull 3X Shares	Direxion Daily 20+ Year Treasury Bear 3X Shares
Direxion Daily MSCI Brazil Bull 3X Shares
Direxion Daily FTSE China Bull 3X Shares	Direxion Daily FTSE China Bear 3X Shares
Direxion Daily Corporate Bond Bull 3X Shares	Direxion Daily Corporate Bond Bear 3X Shares
Direxion Daily MSCI Developed Markets Bull 3X Shares	Direxion Daily MSCI Developed Markets Bear 3X Shares
Direxion Daily MSCI Emerging Markets Bull 3X Shares	Direxion Daily MSCI Emerging Markets Bear 3X Shares
Direxion Daily Energy Bull 3X Shares	Direxion Daily Energy Bear 3X Shares
Direxion Daily Financial Bull 3X Shares	Direxion Daily Financial Bear 3X Shares
Direxion Daily Gold Miners Index Bull 3X Shares	Direxion Daily Gold Miners Index Bear 3X Shares
Direxion Daily Healthcare Bull 3X Shares
Direxion Daily MSCI India Bull 3X Shares
Direxion Daily Latin America Bull 3X Shares
Direxion Daily Mid Cap Bull 3X Shares	Direxion Daily Mid Cap Bear 3X Shares
Direxion Daily Municipal Bond Taxable Bull 3X Shares
Direxion Daily Natural Gas Related Bull 3X Shares	Direxion Daily Natural Gas Related Bear 3X Shares
Direxion Daily MSCI Real Estate Bull 3X Shares	Direxion Daily MSCI Real Estate Bear 3X Shares
Direxion Daily Regional Banks Bull 3X Shares	Direxion Daily Regional Banks Bear 3X Shares
Direxion Daily Retail Bull 3X Shares
Direxion Daily Russia Bull 3X Shares	Direxion Daily Russia Bear 3X Shares

Direxion Daily S&P 500® Bull 3X Shares	Direxion Daily S&P 500® Bear 3X Shares
Direxion Daily Semiconductor Bull 3X Shares	Direxion Daily Semiconductor Bear 3X Shares
Direxion Daily Small Cap Bull 3X Shares	Direxion Daily Small Cap Bear 3X Shares
Direxion Daily MSCI South Korea Bull 3X Shares
Direxion Daily Technology Bull 3X Shares	Direxion Daily Technology Bear 3X Shares
Direxion Daily Junior Gold Miners Index Bull 3X Shares	Direxion Daily Junior Gold Miners Index Bear 3X Shares
Direxion Daily FTSE Europe Bull 3X Shares
Direxion Daily MSCI Japan Bull 3X Shares
Direxion Daily Homebuilders & Supplies Bull 3X Shares
Direxion Daily S&P Biotech Bull 3X Shares	Direxion Daily S&P Biotech Bear 3X Shares
Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 3X Shares	Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 3X Shares
Direxion Daily S&P 500® Low Volatility Bull 3X Shares	Direxion Daily S&P 500® Low Volatility Bear 3X Shares
Direxion Daily Emerging Markets Bond Bull 3X Shares	Direxion Daily Emerging Markets Bond Bear 3X Shares
Direxion Daily Dow 30 Bull 3X Shares	Direxion Daily Dow 30 Bear 3X Shares
Direxion Daily Consumer Discretionary Bull 3X Shares	Direxion Daily Consumer Discretionary Bear 3X Shares
Direxion Daily High Yield Bull 3X Shares	Direxion Daily High Yield Bear 3X Shares
Direxion Daily Consumer Staples Bull 3X Shares	Direxion Daily Consumer Staples Bear 3X Shares
Direxion Daily Utilities Bull 3X Shares	Direxion Daily Utilities Bear 3X Shares
Direxion Daily MSCI Canada Bull 3X Shares	Direxion Daily MSCI Canada Bear 3X Shares
Direxion Daily Aerospace & Defense Bull 3X Shares	Direxion Daily Aerospace & Defense Bear 3X Shares
Direxion Daily MSCI Mexico Bull 3X Shares	Direxion Daily MSCI Mexico Bear 3X Shares
Direxion Daily Transportation Bull 3X Shares	Direxion Daily Transportation Bear 3X Shares
Direxion Daily Industrials Bull 3X Shares	Direxion Daily Industrials Bear 3X Shares
Direxion Daily Metals & Mining Bull 3X Shares	Direxion Daily Metals & Mining Bear 3X Shares
Direxion Daily MSCI Italy Bull 3X Shares	Direxion Daily MSCI Italy Bear 3X Shares
Direxion Daily Pharmaceutical & Medical Bull 3X Shares	Direxion Daily Pharmaceutical & Medical Bear 3X Shares
Direxion Daily EURO STOXX 50® Bull 3X Shares	Direxion Daily EURO STOXX 50® Bear 3X Shares
Direxion Daily TIPS Bull 3X Shares	Direxion Daily TIPS Bear 3X Shares
Direxion Daily Senior Loan Bull 3X Shares	Direxion Daily Senior Loan Bear 3X Shares
Direxion Daily S&P 500® Equal Weight Bull 3X Shares
Direxion Daily MSCI USA Minimum Volatility Bull 3X Shares
Direxion Daily Dow Jones Internet Bull 3X Shares
Direxion Daily Factor Dog Bull 3X Shares
Direxion Daily Lithium Bull 3X Shares
Direxion Daily Robotics & Artificial Intelligence Bull 3X Shares
Direxion Daily Preferred Stock Bull 3X Shares

Last Updated: November 21, 2017